UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 8, 2018

CENTENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31826	42-1406317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 725-4477

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On March 12, 2018, Centene Corporation, a Delaware corporation (“Centene” or the “Company”) completed the acquisition of Community Medical Holdings Corp., a Delaware corporation (“CMG”) from CMG Holding Company, LLC (the “Seller”). On March 8, 2018, as permitted by the purchase agreement related to the acquisition, prior to closing Centene elected to pay a portion of the purchase price by issuing to the Seller 1,448,714 shares of common stock, par value $0.001 per share, of Centene (“Centene Common Stock”).

All shares of Centene Common Stock issued in the transaction were issued to the Seller pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Seller has made certain representations and warranties to Centene regarding, among other things, whether it is an accredited investor and its investment intent.

On February 26, 2018, Centene, RGA International Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“RGA”), and certain other parties entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, a wholly-owned subsidiary of Centene will be merged into Interpreta Holdings, Inc. (“Interpreta”), a newly formed Delaware holding company and successor to RGA. Following the transaction, Centene will own 80.1% of the shares of Interpreta, Centene currently owns approximately 18.9% of the fully-diluted equity interests in RGA.

In the transaction, the current holders of shares and convertible notes of RGA will be entitled to receive merger consideration, including shares of Centene Common Stock. Centene currently estimates that the aggregate number of shares of Centene Common Stock to be issued to RGA’s shareholders and holders of convertible notes will be approximately 1,729,771, based on a number of factors including Centene’s average stock price prior to closing and certain adjustments under the Merger Agreement. The exact number of shares issued may be higher or lower.

All shares of Centene Common Stock to be issued in the transaction will be issued to former shareholders and holders of convertible notes of RGA pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each former shareholder and holder of convertible notes of RGA receiving Centene Common Stock will make certain representations and warranties to Centene regarding, among other things, whether it is an accredited investor and its investment intent.

Item 8.01.	Other Events.

On March 13, 2018, Centene issued a press release in connection with its investment in RxAdvance, a full-service pharmacy benefit manager. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the acquisition of CMG, the Company registered for resale up to 1,448,714 shares of Centene Common Stock, pursuant to a registration statement and a related prospectus supplement filed by the Company on March 13, 2018 with the Securities and Exchange Commission. The Company is filing a copy of the legal opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP, as Exhibit 5.1 to this Current Report on Form 8-K to add such exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-217636).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

99.1	Press Release of Centene Corporation, dated March 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke
Executive Vice President & Chief Financial Officer

Date: March 13, 2018